Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-127966) pertaining to the 2002 Stock Plan, 2005 Equity Incentive Plan and 2005 Non-Employee Directors’ Plan of Hoku Scientific, Inc of our report dated June 29, 2007, with respect to the financial statements of Hoku Scientific, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2007.

/s/ Ernst & Young LLP

Honolulu, Hawaii

June 29, 2007